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                         [LETTERHEAD OF MED-EMERG INC.]

April 7, 1997

Carl Pahapill
14 Pine Cliff Avenue
Mississauga, Ontario
L5N 1E3

Loan Agreement

This is to acknowledge that Med-Emerg Inc. loaned Carl Pahapill $60,000 CDN on June 7, 1996. The loan is non-interest bearing and repayable over 5 years with principal repayments commencing 2 years from the effective date of Mr. Pahapill's employment agreement. The terms of the above loan are outlined in Mr. Pahapill's employment agreement which becomes effective from the date of the initial public offering.

The above party has agreed to the above arrangements.

/s/ Carl Pahapill
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Carl Pahapill

April 7, 1997
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Date